Exhibit 2.1.1
FIRST AMENDMENT TO ASSET ACQUISITION AGREEMENT


	THIS FIRST AMENDMENT TO ASSET ACQUISITION AGREEMENT (this "First Amendment") is entered into as of December 28, 2000 by and among (1) FBL FINANCIAL GROUP, INC., an Iowa corporation;
(2) FARM BUREAU LIFE INSURANCE COMPANY, an Iowa corporation; (3) KANSAS FARM BUREAU SERVICES, INC., a Kansas corporation; (4) KANSAS FARM BUREAU LIFE INSURANCE COMPANY, INC., a Kansas corporation; and (5) THE KANSAS FARM BUREAU, a Kansas nonprofit corporation. All defined terms used in this First Amendment are used herein as defined in the Asset Acquisition Agreement entered into as of September 25, 2000 by and among the parties hereto.

RECITALS

A. The parties intend to amend the Agreement so as to:
(i) provide for different terms for the Series C Preferred Stock of FBL; (ii) make clear that the acquisition of the KFBS Acquired Assets will only take place after the acquisition of the Insurance Subsidiary Assets and immediate liquidation of the Insurance Subsidiary; and (iii) provide to the Transferred Employees greater control over certain of the assets currently held in the KFBS 401(k) Plan.

B. The parties do not intend to modify or amend any other term of the Agreement and intend that all other terms remain in full force and effect as set forth in the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made and made in the Agreement, the parties agree as follows:

Section 1.  	Certificate of Designations for Series C
Preferred. Exhibit A to the Agreement is hereby deleted in its entirety and is replaced in its entirety by the "Certificate of Designations Series C Voting Preferred Stock of FBL Financial Group, Inc." as reflected on Exhibit A attached hereto. The revised Exhibit A attached hereto shall be substituted for and shall replace the Exhibit A attached to the Agreement and the revised Exhibit A attached hereto shall become Exhibit A to the Agreement.

Section 2.	Amendment to the KFBS Consideration.  Clause
(iii) of Section 1.2 of the Agreement is hereby deleted in its entirety and is replaced by the following:

	(iii) if the fair market value of the KFBS
Acquired Assets exceeds $1,373,665
such number of additional shares of Series C
Preferred as is calculated by dividing the fair market value of such KFBS Acquired
Assets by 26.8404, but not to exceed 341,100 shares (the "KFBS Consideration").

Section 3.	Timing of the Transactions.  In order to clarify
the timing and sequence of the Transactions (other than the Reorganization), Section 2.1 of the Agreement is hereby deleted in its entirety and is replaced by the following:

	Section 2.1  The Effective Time.  The
effective date and time of Steps 1 and 2 of the Transactions will be 12:01 a.m. Central
Time on January 1, 2001. The dissolution of the Insurance Subsidiary shall take place after the Closing and be the responsibility of KFB. The effective date and time of Steps 3 and 4 of the Transactions will be 12:02 a.m. Central Time on January 1, 2001.
The dissolution of KFBS shall take place after the Closing and be the responsibility of KFB. Either such date or time may be changed by mutual agreement of the parties, and both such times together are referred to collectively herein as the "Effective Time".

Section 4.	Amendment to Treatment of 401(k) Account
Balances. Section 6.10 of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

	Section 6.10  Permitted Transfers of 401(k)
Account Balances.  At the Closing, KFBS
agrees to treat the Transactions as a
transaction described in Section
401(k)(10)(A)(ii) of the Code and to permit the Transferred Employees to take a lump sum distribution from the KFBS 401(k) Plan prior to December 31 of the calendar year following the year in which the Closing occurs. The FBL 401(k) Plan agrees to accept such rollovers from the Transferred
Employees of their account balances in the KFBS 401(k) Plan.

Section 5.	No Other Modifications.  Except as set forth
above, all of the terms, conditions, representations, warranties, covenants and agreements set forth in the Agreement shall remain in full force and effect and are not intended to be modified by this First Amendment.

	IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by the duly authorized officers of FBL, FBLI, KFB, KFBS and Insurance Subsidiary as of the date first above written.

FBL FINANCIAL GROUP, INC. (FBL)	FARM BUREAU LIFE INSURANCE
						COMPANY 	(FBLI)
     /s/ William J. Oddy	      	/s/ William J. Oddy
By: 						By:
Name:  William J. Oddy			Name:  William J. Oddy
Title: Chief Executive Officer	Title: Chief Executive Officer


KANSAS FARM BUREAU SERVICES, INC.	THE KANSAS FARM BUREAU (KFB)
(KFBS)

   /s/ Stanley R. Ahlerich			/s/ Stanley R. Ahlerich
By: __________________________	By:
Name:						Name:
Title:					Title:


KANSAS FARM BUREAU LIFE INSURANCE
COMPANY, INC. (Insurance Subsidiary)
	/s/ Stanley R. Ahlerich
By:___________________________________
     Name:
     Title:

KC-812602-2